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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-112933, 333-05111, 333-33013, 333-42073, 333-81687, 333-90791, 333-37958, 333-55314, 333-81872, 333-103481, 333-83462 and 333-109097), Form S-3 (File Nos. 333-08519 and 333-101475) and Form S-4 (File Nos. 333-73382, 333-106689 and 333-108132) of WellPoint Health Networks Inc. of our report dated January 27, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS